Exhibit 99.2

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Independent Auditors’ Report
Management
General Dynamics Information Technology, Inc.:

We have audited the accompanying combined financial statements of General Dynamics Contact Center Business (A Business of General Dynamics Corporation), which comprise the combined balance sheets as of December 31, 2017 and 2016, and the related combined statements of earnings, net parent investment, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of General Dynamics Contact Center Business as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
/s/KPMG LLP
Boston, MA
November 15, 2018

DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016
(Dollars in thousands)

	2017	2016
ASSETS

Current assets
Accounts receivable, net	$74,841	$80,176
Unbilled receivables	43,027	34,164
Other current assets	1,010	1,025
Total current assets	118,878	115,365

Noncurrent assets
Property, plant and equipment, net	7,704	5,359
Intangible assets, net	1,512	3,539
Goodwill	76,389	76,389
Other assets, net	146	138
Total noncurrent assets	85,751	85,425
Total Assets	$204,629	$200,790

LIABILITIES AND NET PARENT INVESTMENT

Current liabilities
Accounts payable	$13,403	$3,493
Other current liabilities	12,995	13,156
Total current liabilities	26,398	16,649

Noncurrent liabilities
Deferred rent	807	1381
Deferred tax liabilities	2,083	2,230
Commitments and contingencies (see Note 8)	-	-
Total noncurrent liabilities	2,890	3,611

Net Parent Investment	175,341	180,530
Total liabilities and net parent investment	$204,629	$200,790

The accompanying notes are an integral part of these combined financial statements.

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED STATEMENTS OF EARNINGS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands)

	2017	2016

Revenues	$729,755	$692,463

Operating costs and expenses
Costs of revenue	626,634	596,389
General and administrative (G&A)	67,714	66,283
Operating costs and expenses, total	694,348	662,672
Earnings before income tax	35,407	29,791
Provision for income tax, net	10,235	9,924
Net earnings	$25,172	$19,867

The accompanying notes are an integral part of these combined financial statements.

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED STATEMENTS OF NET PARENT INVESTMENT
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands)

Net Parent Investment
Balance as of December 31, 2015	$171,870
Net earnings	19,867
Non-cash stock-based compensation	3,001
Asset transfer from Parent	10
Net transfers to Parent	(14,218)

Balance as of December 31, 2016	$180,530
Net earnings	25,172
Non-cash stock-based compensation	4,939
Asset transfer from Parent	10
Net transfers to Parent	(35,310)

Balance as of December 31, 2017	$175,341

The accompanying notes are an integral part of these combined financial statements.

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands)

	2017	2016

Cash flows from operating activities
Net earnings	$25,172	$19,867
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of property, plant and equipment	1,133	851
Amortization of intangible assets	2,027	2,027
Equity-based compensation expense	4,939	3,001
Deferred income tax provision	(147)	3,120

(Increase) decrease in assets
Accounts receivable	5,335	(75,419)
Unbilled receivables	(8,863)	62,350
Other current assets	15	27
Other noncurrent assets	(8)	(39)
Increase (decrease) in liabilities
Accounts payable	9,910	(6,149)
Other current liabilities	(161)	5,831
Deferred rent	(574)	(338)
Net cash provided by operating activities	38,778	15,129
Cash flows from investing activities Capital expenditures	(3,468)	(912)
Proceeds from sales of assets	-	1
Net cash used by investing activities	(3,468)	(911)
Cash flows from financing activities
Transfer to parent	(35,310)	(14,218)
Net cash used by financing activities	(35,310)	(14,218)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, unless otherwise noted)

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

General Dynamics Corporation (“General Dynamics”) is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation, combat vehicles, weapons systems and munitions, information technology (IT) services and C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) solutions, and shipbuilding and ship repair.

General Dynamics Contact Center Business (the “Company”) is a business of General Dynamics Information Technology, Inc. (“GDIT”), a wholly owned subsidiary of General Dynamics. The Company provides multi-channel health communications services through a network of customer contact centers supporting the Centers for Medicare & Medicaid Services (“CMS”), the 2020 census and other smaller projects. For the years ended December 31, 2017 and 2016, the Company derived 99.1% and 98.7%, respectively, of its revenues from the U.S. Government.

Basis of Presentation and Principles of Combination

The accompanying combined financial statements reflect the operations of the Company that have been carved out of the consolidated General Dynamics financial statements and are collectively referred to as “combined financial statements.” Throughout the periods included in these combined financial statements, the Company operated as part of General Dynamics. Separate financial statements have not historically been prepared for the Company. The combined financial statements have been derived from General Dynamics’ historical accounting records as if the Company’s operations had been conducted independently from General Dynamics and were prepared on a stand-alone basis in accordance with accounting principles generally accepted in the U.S.

The combined financial statements reflect assumptions and allocations made by management as of and for the periods included in these combined financial statements to depict the Company on a basis that management believes is reasonable for the aforementioned periods. As a result, the combined financial statements included herein may not necessarily be indicative of the Company’s financial position, results of operations or cash flows had the Company operated as a stand-alone entity during the periods presented.

The combined financial statements were prepared using General Dynamics’ historical records of the assets and liabilities of the Company and include all revenues, costs, assets, and liabilities directly attributable to the Company. Consistent with industry practice, the Company classifies assets and liabilities related to long-term contracts as current, even though some of these amounts may not be realized within one year. The timing of revenue recognition, billings and cash collections results in billed accounts receivable and unbilled receivables (contract assets) on the Combined Balance Sheet. These assets are reported on the Combined Balance Sheet on a contract-by-contract basis at the end of each reporting period.

In addition, the combined financial statements include allocations of certain general corporate overhead expenses. Management believes the assumptions and methodologies underlying the allocation of general corporate overhead expenses are reasonable. However, such expenses may not be indicative of the actual level of expenses that would have been incurred by the Company if it had operated as a stand-alone entity during the periods presented. See Note 11 for further information regarding allocated expenses.

The Company participates in General Dynamics’ centralized financing and cash management programs. Accordingly, none of General Dynamics’ cash has been attributed to the Company in the combined financial statements. Transfers of cash to and from General Dynamics’ financing and cash management program and settlements of intercompany receivables and payables are reflected as a component of net parent investment on the combined balance sheets. General Dynamics’ consolidated debt is not specifically related to the operations of the Company and has not been attributed to the combined financial statements. Interest expense related to this consolidated debt has not been historically allocated to the Company and therefore is not reflected in the combined financial statements.

All references to dollar amounts herein are presented in thousands, unless otherwise noted.

Significant Accounting Policies

Use of Estimates

The nature of the Company’s business requires that the Company makes estimates and assumptions in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. The Company’s estimates are based on historical experience, currently available information and various other assumptions that the Company believes are reasonable under the circumstances. Actual results could differ from these estimates and could have a material impact on the financial statements.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between marketplace participants. Various valuation approaches can be used to determine fair value, each requiring different valuation inputs. The following hierarchy classifies the inputs used to determine fair value into three levels:

•	Level 1 - quoted prices in active markets for identical assets or liabilities;

•	Level 2 - inputs, other than quoted prices, observable by a marketplace participant either directly or indirectly; and

•	Level 3 - unobservable inputs significant to the fair value measurement.

The Company did not have any significant non-financial assets or liabilities measured at fair value on December 31, 2017 or 2016.

The Company’s financial instruments primarily include accounts receivable and payable. The carrying values of accounts receivable and payable on the Combined Balance Sheet approximate their fair value.

Unbilled Receivables

Unbilled receivables represent revenue recognized on long-term contracts (contract costs and estimated profits) less associated advances and progress billings. These amounts will be billed in accordance with the agreed-upon contractual terms or upon achievement of contractual milestones.

Contract costs also may include estimated contract recoveries for matters such as contract changes and claims for unanticipated contract costs. The Company records revenue associated with these matters only when the amount of recovery can be estimated reliably and realization is probable.

The Company expects to bill approximately all of the year-end 2017 net unbilled receivables balance during 2018. The amount not expected to be billed in 2018 results primarily from the agreed-upon contractual billing terms.

Long-lived Assets and Goodwill

The Company reviews long-lived assets, including intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The Company assesses the recoverability of the carrying value of assets held for use based on a review of undiscounted projected cash flows. Impairment losses, where identified, are measured as the excess of the carrying value of the long-lived asset over its estimated fair value as determined by discounted projected cash flows.

The goodwill presented in the Combined Balance Sheet was derived using a relative fair value methodology as no goodwill of GDIT was specifically attributable to the Company. The goodwill relative fair value was determined as of January 1, 2016. The Company reviews goodwill for impairment annually or when circumstances indicate that an impairment is more likely than not. Goodwill represents the purchase price paid in excess of the fair value of net tangible and intangible assets acquired. The test for goodwill impairment is a two-step process to first identify potential goodwill impairment for each reporting unit and then, if necessary, measure the amount of the impairment loss. The Company completed the required annual goodwill impairment test as of the end of each fiscal year. The first step of the goodwill impairment test compares the fair value of each of our reporting units to its carrying value. The estimated fair value of the reporting units is based primarily on the discounted projected cash flows of the underlying operations. The estimated fair value of each of the company’s reporting units was well in excess of its respective carrying value as of December 31, 2017 and 2016.

Income Taxes

Income taxes as presented attribute deferred income taxes of General Dynamics to the Company’s stand-alone combined financial statements in a manner that is systematic, rational and consistent with the asset and liability method. Accordingly, the Company’s income tax provision was prepared following the separate return method, which calculates income taxes for the stand-alone financial statements of each member of the combined group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the consolidated financial statements of General Dynamics may not be included in the Company’s separate combined financial statements. Similarly, the tax treatment of certain items reflected in our combined financial statements may not be reflected in the consolidated financial statements and tax returns of General Dynamics.

The Company provides for deferred taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed. Valuation allowances are recorded to reduce deferred tax assets to an amount whose realization is more likely than not. In determining the recognition of uncertain tax positions, the Company applies a more-likely-than-not recognition threshold and determines the measurement of uncertain tax positions considering the amounts and probabilities of the outcomes that could be realized upon ultimate settlement with taxing authorities.

Net Parent Investment

Net parent investment represents General Dynamics’ historical investment in the Company, the Company’s net earnings, and the net effects of transactions with, and allocations from, General Dynamics.

Accounting Standards Updates

On January 1, 2017, the Company retrospectively adopted the following accounting standards issued by the Financial Accounting Standards Board (FASB):

•
Accounting Standards Codification (ASC) Topic 606: Revenue from Contracts with Customers. The adoption of ASC Topic 606 did not have a material impact on our results of operations, financial condition or cash flows.

•
ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that deferred tax assets and liabilities be classified as noncurrent on the Consolidated Balance Sheet.  The net deferred tax liabilities on December 31, 2016, has been reclassified to conform to the current-year presentation.

There are several new accounting standards that have been issued by the FASB but are not effective until after December 31, 2017, including the following:

•
ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the Combined Statement of Cash Flows by providing guidance on eight specific cash flow issues. The Company adopted the standard retrospectively on January 1, 2018. The adoption of the ASU did not have a material effect on the Company’s cash flows.

•
ASU 2016-02, Leases (Topic 842): ASU 2016-02 requires the recognition of lease rights and obligations as assets and liabilities on the balance sheet. Previously, lessees were not required to recognize on the balance sheet assets and liabilities arising from operating leases. The ASU also requires disclosure of key information about leasing arrangements. ASU 2016-02 is effective on January 1, 2019, using a modified retrospective method of adoption as of January 1, 2017. In January 2018, the FASB issued an exposure draft of the proposed ASU, Leases (Topic 842): Targeted Improvements. The proposed ASU provides an alternative transition method of adoption, permitting the recognition of a cumulative-effect adjustment to retained earnings on the date of adoption.

The Company intends to adopt the standard on the effective date, but has not yet selected a transition method. We are currently evaluating the population of leased assets in order to assess the impact of the ASU on our lease portfolio, and designing and implementing new processes and controls. Until this effort is completed, the Company cannot determine the effect of the ASU on our results of operations, financial condition or cash flows.

Subsequent Event

On October 5, 2018, we entered into a definitive agreement to divest the Company to MAXIMUS, a leading provider of government services worldwide, for $400 million. We expect to complete the divestiture in the fourth quarter of 2018.  The Company has evaluated other subsequent events through November 15, 2018 the date the combined financial statements were available to be issued and no other material impacts were identified.

2.	REVENUE RECOGNITION

The majority of our revenue is derived from long-term contracts and programs that can span several years. We account for revenue in accordance with ASC Topic 606.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct service to the customer, and is the unit of account in ASC Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The majority of the Company’s contracts have a single performance obligation, as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Some of the Company’s contracts have multiple performance obligations, most commonly due to the contract covering multiple phases of the product lifecycle (development, production, maintenance and support). For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the Company’s best estimate of the standalone selling price of each distinct service in the contract. The primary method used to estimate standalone selling price is the expected cost plus a margin approach, under which the Company forecasts the Company’s expected costs of satisfying a performance obligation and then add an appropriate margin for that distinct service.

Contract modifications are routine in the performance of our contracts. Contracts are often modified to account for changes in contract specifications or requirements. In most instances, contract modifications are for services that are not distinct, and, therefore, are accounted for as part of the existing contract.

The Company’s performance obligations are satisfied over time as work progresses as control is transferred continuously to the Company’s customers. Typically, revenue is recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying the Company’s performance obligations. Incurred cost represents work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer. Contract costs include labor, material, overhead and, when appropriate, G&A expenses.

On December 31, 2017, the Company had $157,357 of remaining performance obligations, which is also referred to as total backlog. We expect to recognize approximately 99.7% of our remaining performance obligations as revenue in 2018, an additional 0.2% by 2020 and the balance thereafter.

Contract Estimates

Accounting for long-term contracts and programs involves the use of various techniques to estimate total contract revenue and costs. For long-term contracts, the Company estimates the profit on a contract as the difference between the total estimated revenue and expected costs to complete a contract and recognizes that profit over the life of the contract.

Contract estimates are based on various assumptions to project the outcome of future events that often span several years. These assumptions include labor productivity and availability; the complexity of the work to be performed; the cost and availability of materials; the performance of subcontractors; and the availability and timing of funding from the customer.

The nature of the Company’s contracts give rise to several types of variable consideration, including claims and award and incentive fees. The Company’s contract estimates include additional revenue for submitted contract modifications or claims against the customer when the Company believes it has an enforceable right to the modification or claim, the amount can be estimated reliably and its realization is probable. In evaluating these criteria, the Company considers the contractual/legal basis for the claim, the cause of any additional costs incurred, the reasonableness of those costs and the objective evidence available to support the claim. The Company includes award or incentive fees in the estimated transaction price when there is a basis to reasonably estimate the amount of the fee. These estimates are based on historical award experience, anticipated performance and the Company’s best judgment at the time. Because of the certainty in estimating these amounts, they are included in the transaction price of the Company’s contracts and the associated remaining performance obligations.

As a significant change in one or more of these estimates could affect the profitability of the contracts, the Company reviews and updates its contract-related estimates regularly. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date on a contract is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance are recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the Company recognizes the total loss in the period it is identified.

The impact of adjustments in contract estimates on the Company’s operating earnings can be reflected in either revenue, expenses, or operating earnings. The aggregate impact of adjustments in contract estimates to the Company’s revenue and operating earnings were as follows:

	December 31, 2017	December 31, 2016
Revenue	$622	$(33)
Operating earnings	$622	$(33)

Revenue by Category

The Company’s portfolio of services consists of approximately 656 active projects. The following series of tables presents our revenue disaggregated by several categories.

Revenue by contract type was as follows:

	December 31, 2017	December 31, 2016
Cost-reimbursement	$676,295	$641,557
Fixed-price	45,189	39,158
Time-and-materials	8,271	11,748
Total	$729,755	$692,463

Each of these contract types presents advantages and disadvantages. Typically, the Company assumes more risk with fixed-price contracts. However, these types of contracts offer additional profits when the Company complete the work for less than originally estimated. Cost-reimbursement contracts generally subject the Company to lower risk. Accordingly, the associated base fees are usually lower than fees earned on fixed-price contracts. Under time-and-materials contracts, the Company’s profit may vary if actual labor-hour rates vary significantly from the negotiated rates. Also, because these contracts can provide little or no fee for managing material costs, the content mix can impact profitability.

Revenue by customer was as follows:

	December 31, 2017	December 31, 2016
U.S. Government	$723,377	$683,634
Other (Commercial)	6,378	8,829
Total	$729,755	$692,463

3.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The carrying amount of Goodwill at December 31, 2016 was $76,389. There were no changes to the carrying amount of goodwill for the year ended December 31, 2017.

Intangible Assets

Intangible assets consisted of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31	2017			2016
Customer relationships	$14,553	$(13,041)	$1,512	$14,553	$(11,014)	$3,539

The Company did not recognize any impairments of our intangible assets in 2017 or 2016. The amortization life (in years) of the Company’s intangible assets on December 31, 2017 was 7 to 11 years.

Amortization expense was $2,027  in 2017 and 2016. The customer relationships are amortized using the straight-line method. The Company expects to record annual amortization expense over the next five years as follows:

2018	$1,512
2019	-
2020	-
2021	-
2022	-

4.	INCOME TAXES

Income Tax Provision

The Company calculates the provision for federal, state and international income taxes based on current tax law. The Tax Cuts and Jobs Act (tax reform) was enacted on December 22, 2017, and has several key provisions impacting accounting for and reporting of income taxes. The most significant provision reduces the U.S. corporate statutory tax rate from 35% to 21% beginning on January 1, 2018. Although most provisions of tax reform are not effective until 2018, the Company is required to record the effect of a change in tax law in the period of enactment (2017).

The provision for income taxes and effective tax rate in 2017 included a $1.4 million favorable impact from the change in tax law. The impact is due primarily to the remeasurement of the Company’s U.S. federal deferred tax assets and liabilities at the tax rate expected to apply when the temporary differences are realized/settled (remeasured at a rate of 21% versus 35% for the majority of our deferred tax assets and liabilities).

The Company has obtained and analyzed all necessary information to record the effect of the change in tax law, and do not anticipate reporting additional tax effects in the future. However, should the Internal Revenue Service (IRS) issue further guidance or interpretation of relevant aspects of the new tax law, the Company may adjust these amounts.

The following is a summary, on a separate return basis, of the Company’s net provision for income taxes:

Year Ended December 31	2017	2016
Current:
U.S. Federal	$10,382	$6,804
Total current	10,382	6,804
Deferred:
U.S. Federal	1,242	3,120
Adjustment for enacted change in U.S. tax law	(1,389)	-
Total deferred	(147)	3,120
Provision for income taxes, net	$10,235	$9,924
Net income tax payments	$10,382	$6,804

The reported tax provision differs from the amounts paid because some income and expense items are recognized in different time periods for financial reporting than for income tax purposes. State and local income taxes allocable to U.S. government contracts are included in operating costs and expenses in the Combined Statement of Earnings and, therefore, are not included in the provision above.

The reconciliation from the statutory federal income tax rate to our effective income tax rate follows:

Year Ended December 31	2017	2016
Statutory federal income tax rate	35.0%	35.0%
Domestic tax credits	(3.20)	(2.50)
Impact of enacted change in U.S. tax law	(3.90)	-
Other, net	1.0	0.8
Effective tax rate	28.9%	33.3%

Net Deferred Tax Asset (Liability)

The tax effects of temporary differences between reported earnings and taxable income consisted of the following:

December 31	2017	2016
Salaries and wages	$852	$1,163
Property, plant and equipment	-	91
Other	332	744
Deferred assets	1,184	1,998
Intangibles assets	(2,352)	(2,550)
Contract accounting methods	(513)	(1,341)
Property, plant and equipment	(180)	-
Other	(222)	(337)
Deferred liabilities	(3,267)	(4,228)
Net deferred tax (liability) asset	$(2,083)	$(2,230)

The deferred tax assets and liabilities are included in other noncurrent assets and liabilities on the Combined Balance Sheet. The Company’s net deferred tax asset (liability) consisted of the following:

December 31	2017	2016
Deferred tax asset	$1,184	$1,998
Deferred tax liability	(3,267)	(4,228)
Net deferred tax (liability) asset	$(2,083)	$(2,230)

General Dynamics believes it is more likely than not that the Company will generate sufficient taxable income in future periods to realize our deferred tax assets.

Tax Uncertainties

For all periods open to examination by tax authorities, the Company periodically assesses its liabilities and contingencies based on the latest available information. Where the Company believes there is more than a 50% chance that the tax position will not be sustained, the Company records its best estimate of the resulting tax liability, including interest, in the combined financial statements. The Company include any interest or penalties incurred in connection with income taxes as part of income tax expense. The total amount of these tax liabilities on December 31, 2017, was not material to our results of operations, financial condition or cash flows.

The Company participates in the IRS Compliance Assurance Process (CAP), a real-time audit of the Company’s consolidated federal corporate income tax return. The IRS has examined General Dynamics’ consolidated federal income tax returns through 2016. The Company does not expect the resolution of tax matters for open years to have a material impact on the Company’s results of operations, financial condition, cash flows or effective tax rate.

Based on all known facts and circumstances and current tax law, the Company believe the total amount of any unrecognized tax benefits on December 31, 2017, was not material to our results of operations, financial condition or cash flows, and if recognized, would not have a material impact on our effective tax rate. In addition, there are no tax positions for which it is reasonably possible that the unrecognized tax benefits will vary significantly over the next 12 months, producing, individually or in the aggregate, a material effect on our results of operations, financial condition or cash flows.

5.	ACCOUNTS RECEIVABLE

Accounts receivable represent amounts billed and currently due from customers. Payment is typically received from the Company’s customers either at periodic intervals (e.g. biweekly or monthly) or upon achievement of contractual milestones. Accounts receivable consisted of the following:

December 31	2017	2016
U.S. Government	$74,846	$80,176
Less allowance for doubtful accounts	(5)	-
Total Accounts Receivable	$74,841	$80,176

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment (PP&E) is carried at historical cost, net of accumulated depreciation. The major classes of PP&E were as follows:

December 31	2017	2016
Machinery and equipment	$11,451	$10,266
Buildings and improvements	4,958	3,912
Construction in process	1,326	925
Total PP&E	17,735	15,103
Accumulated depreciation	(10,031)	(9,744)
PP&E, net	$7,704	$5,359

Most of the Company’s assets are depreciated using the straight-line method and the remainder using accelerated methods. Buildings and improvements are depreciated over periods of up to 50 years. Machinery and equipment are depreciated over periods of up to 20 years. Government customers provide certain facilities and equipment for the Company’s use that are not included above.

7.	OTHER CURRENT LIABILITIES

A summary of significant other current liabilities by balance sheet caption follows:

December 31	2017	2016
Accrued payroll	$5,795	$7,272
Employee benefits	5,800	4,331
Reserves and other	1,400	1,553
Total other current liabilities	$12,995	$13,156

8.	COMMITMENTS AND CONTINGENCIES

Minimum Lease Payments
Total expense under operating leases was $16,440 in 2017 and $17,159 in 2016. Operating leases are primarily for facilities and equipment. Future minimum lease payments are as follows:

Year Ended December 31
2018	$12,149
2019	10,945
2020	7,344
2021	2,498
2022	1,327
Thereafter	15
Total Minimum Lease Payments	$34,278

Other

Government Contracts

As a government contractor, the Company is subject to U.S. government audits and investigations relating to the Company’s operations, including claims for fines, penalties, and compensatory and treble damages. The Company believes the outcome of such ongoing government audits and investigations will not have a material impact on the results of operations, financial condition or cash flows.

In the performance of the contracts, the Company routinely requests contract modifications that require additional funding from the customer. Most often, these requests are due to customer-directed changes in the scope of work. While the Company is entitled to recovery of these costs under the Company’s contracts, the administrative process with the customer may be protracted. Based on the circumstances, the Company periodically files requests for equitable adjustment (REAs) that are sometimes converted into claims. In some cases, these requests are disputed by the customer. The Company believes the outstanding modifications, REAs and other claims will be resolved without material impact to the results of operations, financial condition or cash flows.

9.	EQUITY COMPENSATION PLANS

Equity Compensation Overview

The Company does not have any stock compensation plans. Instead, certain of the Company’s employees participate in General Dynamics’ stock-based compensation plans. The equity compensation plans seek to provide an effective means of attracting and retaining directors, officers and key employees, and to provide them with incentives to enhance growth and profitability. Under the equity compensation plans, awards may be granted to officers, employees or non-employee directors in common stock, options to purchase common stock, restricted shares of common stock, participation units or any combination of these.

Annually, General Dynamics grants awards of stock options, restricted stock and RSUs to participants in its equity compensation plans in early March. Additionally, General Dynamics may make limited ad hoc grants on a quarterly basis for new hires or promotions. General Dynamics issues common stock under its equity compensation plans from treasury stock. On December 31, 2017, in addition to the shares reserved for issuance upon the exercise of outstanding stock options, approximately 6 million shares have been authorized for awards that may be granted in the future to employees of General Dynamics, including employees of the Company.

Equity-based Compensation Expense

The expense related to restricted stock was $3,148 and $1,789 for the years ended December 31, 2017 and 2016, respectively. Of the restricted stock expense for the years ended December 31, 2017 and 2016 substantially all was related to expense allocated to the Company.

The expense related to stock options was $1,791 and $1,212 for the years ended December 31, 2017 and 2016, respectively. Of the stock options expense for the years ended December 31, 2017 and 2016, substantially all was related to expense allocated to the Company.

The equity-based compensation expense has been recorded within General and administrative costs in the Combined Statements of Earnings.

10.	RETIREMENT PLANS

Pension & Other Postretirement Benefits

Certain salaried employees of the Company participate in various defined benefit pension and other postemployment benefit (“OPEB”) plans administered and sponsored by General Dynamics. The OPEB plans provide certain heath care and life insurance benefits to retired employees. These plans whose participants include both Company employees and other General Dynamics’ employees are accounted for as multiemployer benefit plans and the related net benefit plan obligations are not included on the Combined Balance Sheet. The combined financial statements reflect periodic pension and post-retirement costs for these plans for those employees of the Company that participate in the respective plans. Substantially all of General Dynamics’ plans use a December 31 measurement date consistent with General Dynamics’ fiscal year.

Costs associated with the pension and OPEB plans were allocated to the combined financial statements based on the Company’s employees’ proportionate share of costs for the respective General Dynamics’ plans in which they participate. These costs are considered to have been settled with General Dynamics at the time of the allocation of these expenses. As such, there is no liability presented in the Combined Balance Sheet for the defined benefit pension or OPEB plans. Pension and OPEB expense for participating employees of the Company was $2,301 and $1,973 for the years ended December 31, 2017 and 2016, respectively.

11.	RELATED PARTY TRANSACTIONS AND PARENT COMPANY EQUITY

Allocated Expenses

The combined financial statements include expense allocations for fringe benefits and certain functions provided by General Dynamics, including, but not limited to, general corporate expenses related to finance, legal, human resources, information systems and sales and marketing. Also reflected are allocations of certain expenses from the divisional shared services centers and GDIT business unit. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenue or headcount. During the years ended December 31, 2017 and 2016, the Company was allocated corporate expenses of $252,691 and $254,763, respectively. These costs have been recorded within Cost of revenue and General and administrative costs in the Combined Statements of Earnings as follows:

December 31	2017	2016
Costs of revenue	$184,977	$188,480
General and administrative	67,714	66,283
Total corporate allocations	$252,691	$254,763

Management believes the assumptions and methodologies underlying the allocation of general corporate overhead expenses are reasonable. However, such expenses may not be indicative of the actual level of expense that would have been incurred by the Company if it had operated as a stand-alone entity during the periods presented.

Net Parent Investment

Net transfers from (to) parent are included within net parent investment within the combined financial statements. The net parent investment represents General Dynamics’s investment in the Company and reflects the net effects of transaction with, and allocations from, General Dynamics and net earnings of the Company, which was all attributable to General Dynamics’ ownership.